UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 1, 2022

Date of Report (Date of earliest event reported)

PETVIVO HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-55167	99-0363559
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5251 Edina Industrial Blvd. Edina, Minnesota	55349
(Address of principal executive offices)	(Zip Code)

(952) 405-6216

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	PETV	The Nasdaq Stock Market LLC
Warrants	PETVW	The Nasdaq Stock Market LLC

Item 5.02 Election of Directors.

Effective July 27, 2022, the Board of Directors of PetVivo Holdings, Inc., a Nevada corporation (“PetVivo”) appointed Rob Costantino, age 63, and Leslie Coolidge, age 63, as directors of PetVivo to serve on its Board of Directors until the next regular meeting of shareholders or until their successors are elected and shall qualify. Mr. Costantino has for many years been an executive officer or consultant for several leading companies. Ms. Coolidge has for many years been a partner at one of the Big Four accounting firms or a board director for several leading companies and non-profit organizations.

Mr. Costantino is a retired CPA and former senior executive who has served as Chief Executive Officer, Chief Operating Officer and Chief Financial Officer of large corporations. He is currently a part time financial consultant, investor and a current member of the Board of Directors of 4 Yamaha Motor Finance subsidiaries. His most recent executive position was a dual role of Senior Executive Vice President – Chief Financial Officer and Chief Operating Officer of NASDAQ listed WFS Financial, Inc., an automotive and commercial finance company and concurrently as Executive Vice President – Chief Financial Officer and Chief Operating Officer of NYSE listed Westcorp, Inc, an OTS regulated bank. He was responsible for operations and all financial areas including SEC filings, analyst interaction, earnings calls, and treasury of both companies. Mr Costantino played a key role in the negotiation and ultimate sale of both companies to Wachovia (Wells Fargo) for $3.9 billion. Prior to that, he was President & CEO and member of the Board of Directors of Mitsubishi Motors Credit of America, Inc - an automotive finance company with over $10 billion in assets, where he guided the company to profitability and ultimately negotiated the sale of the company’s assets to Merrill Lynch. Prior to that, he served for 17 years at various escalating management positions of Volvo Cars of North America amd Volvo North America including being SVP & CFO of both the automotive parent company and the captive finance company. He was integral to the successful relocation of the company from the East Coast to California, as part of the creation of the Premier Auto Group after Ford Motor Company acquired Volvo.

Ms. Coolidge served as a director of Power Solutions International, Inc. where she chaired that company’s Audit Committee. She retired as an Audit and SEC Reviewing Partner from KPMG LLP. At KPMG, Ms. Coolidge led significant global audit engagements, serving major companies with their complex accounting, financial and strategic needs. During her 28 years at KPMG, Ms. Coolidge led client engagement teams auditing SEC registrants and concurrently served as concurring reviewing partner. In addition to her client engagements, she served as a partner in KPMG’s Department of Professional Practice as well as the firm’s representative on the American Institute of CPAs’ (“AICPA”) Accounting Standards Executive Committee. Ms. Coolidge serves on the Board of the Chicago Academy of Sciences and its Peggy Notebaert Nature Museum. Ms. Coolidge holds a Bachelor of Arts degree in Government from Harvard University and a Master of Science degree in Accounting from New York University. Ms. Coolidge qualifies as an “Audit Committee Financial Expert” under applicable SEC regulations and has substantial public company audit experience gained from her tenure as a partner at KPMG.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PETVIVO HOLDINGS, INC.

Date: August 1, 2022	By:	/s/ John Lai
	Name:	John Lai
	Title:	Chief Executive Officer